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                                                                   EXHIBIT 10.11

                             EMPLOYMENT AGREEMENT

          This Agreement is entered into as of October 18, 1996, by and between PAUL BARTLETT (the "Employee"), HALL, KINION & ASSOCIATES, INC., a California corporation (the "Company"), and BRENDA HALL.

          1.  Term of Employment.
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          (a) Basic Rule.  The Company agrees to continue the Employee's
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employment, and the Employee agrees to remain in employment with the Company, from the date of this Agreement until the date when the Employee's employment terminates pursuant to Subsection (b), (c) or (d) below.

          (b) Without Cause.  Subject to Section 7, the Company may terminate
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the Employee's employment at any time by giving the Employee 30 days' advance notice in writing. The Employee may terminate his employment by giving the Company 30 days' advance notice in writing. The Employee's employment shall terminate automatically in the event of his death. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 1.

          (c) Cause.  The Company may terminate the Employee's employment at any
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time for Cause.  For all purposes under this Agreement, "Cause" shall mean one of the following:

          (i) A failure by the Employee to perform his material duties hereunder which continues for more than 30 days after receipt of a written warning from the Company specifying the act or omission that constitutes Cause, other than a failure resulting from the Employee's complete or partial incapacity due to physical or mental illness or impairment;

          (ii) Gross misconduct or fraud; or

          (iii) Conviction of, or a plea of "guilty" or "no contest" to, a felony.

          (d) Disability.  The Company may terminate the Employee's active
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employment due to Disability by giving the Employee 30 days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Employee, at the time notice is given, has performed substantially none of his duties under this Agreement for a period of not less than three consecutive months as the result of his incapacity due to physical or mental illness. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his active employment under this Subsection (d) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

          (e) Rights Upon Termination.  Except as expressly provided in Section
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7, upon the termination of the Employee's employment pursuant to this Section 1, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 3,

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4 and 5 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

          (f) Termination of Agreement.  This Agreement shall terminate when all
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obligations of the parties hereunder have been satisfied.

          2.  Duties and Scope of Employment.
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          (a) Position.  The Company agrees to employ the Employee as its
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President for the term of his employment under this Agreement ("Employment").
The Employee shall report to the Company's Chief Executive Officer. The Company agrees to use its best efforts to cause the Employee to be nominated for election as a member of the Company's Board of Directors (the "Board") throughout the term of his Employment. Brenda Hall agrees to vote, or to instruct the Voting Trustee to vote, all of her shares of the Company's stock in favor of the Employee's election as a member of the Board throughout the term of his Employment.

          (b) Obligations.  During the term of his Employment, the Employee
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shall devote his full business efforts and time to the Company and its subsidiaries (if any). He shall not render services to any other person or entity without the express prior approval of the Board or the Company's Chief Executive Officer. Such approval shall not be withheld unreasonably, provided that service on the boards of directors of other corporations will be approved only if (i) such other corporations are not engaged in activities that are competitive, or potentially competitive, with the Company and (ii) such other corporations are of a quality and stature commensurate, in the sole judgment of the Board, with the Employee's position under this Agreement and with the Company's objectives.

          3.  Compensation.
              ------------

          (a) Salary.  During the term of his Employment, the Company agrees to
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pay the Employee as compensation for his services a base salary at the annual rate of $240,000 or at such higher rate as the Company may determine from time to time. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.")

          (b) Bonus Program.   The Employee shall be eligible to receive a bonus
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of up to 75% of his Base Compensation by participating in a bonus program for fiscal year 1997 and subsequent years during the term of his Employment, subject to the generally applicable terms and conditions of such program and to the determinations of the Board or any committee administering such program.

          (c) Car Allowance.  During the term of his Employment, the Company
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agrees to pay the Employee a car allowance at the monthly rate of $600.

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          4.  Employee Benefits.
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          (a) Vacation.  During the term of his Employment, the Employee shall
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be entitled to four weeks of paid vacation per year.  Vacation time shall accrue in accordance with the Company's generally applicable vacation policies.

          (b) Group Insurance.  During the term of his Employment, the Employee
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shall be eligible to participate in the employee benefit plans maintained by the
Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan. The Employee shall be eligible to commence participation in the Company's medical, dental and group life insurance program effective as of November 1, 1996.

          5.  Business Expenses.
              -----------------

              During the term of his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

          6.  Option Grant.
              ------------

          (a) General.  The Company shall grant the Employee a nonstatutory
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stock option (the "Option") covering 974,000 shares of the Company's common stock, subject to the approval of the Board. The date of grant of the Option shall be the later of (i) the Employee's first day of Employment or (ii) the date when the Board approves the option grant. The exercise price of the Option shall be equal to the fair market value of the Company's common stock on the date of grant. The Option shall be exercisable immediately upon grant. The term of the Option shall be 10 years. Except as otherwise provided in this
Section 6, the grant of the Option shall be subject to the terms and conditions set forth in the Company's standard form of nonstatutory stock option agreement.

          (b) Vesting of Option Shares.  The shares subject to the Option shall
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become vested in 24 equal monthly installments over the two-year period commencing on January 1, 1998. However, 50% of the shares initially subject to the Option shall become vested on the date of the closing of the acquisition contemplated by the Asset Purchase Agreement by and among the Company, TeamAlliance Technology Partners, L.P., TeamAlliance Technology Partners, Inc., Team Visions, Inc., certain related entities and certain individuals. In such event, the remaining shares shall become vested in equal monthly installments over the two-year period commencing on January 1, 1998. In addition, all of the shares subject to the Option shall become vested if one of the following events occurs:

          (i) The Company is subject to a Change in Control (as defined in Subsection (c) below); or

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          (ii) The Employee is subject to a Constructive Discharge (as defined in Section 7(b)).

Not less than 50% of the shares initially subject to the Option shall be vested in the event that the Company terminates the Employee's Employment without his consent for any reason other than Cause or Disability.

          (c) Definition of "Change in Control." For purposes of this Agreement,
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the term "Change in Control" shall mean:

          (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

          (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

          7.  Involuntary or Constructive Termination.
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          (a) Salary Continuation.  The Company shall continue to pay the
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Employee's Base Compensation (at the annual rate then in effect) for 12 months following a termination of the Employee's Employment at any time during the term of this Agreement for one of the following reasons, subject to the terms of
Section 8 below:

          (i) The Company terminates the Employee's Employment without his consent for any reason other than Cause or Disability; or

          (ii) The Employee is subject to a Constructive Discharge (as defined in Subsection (b) below).

The payments under this Subsection (a) shall cease in the event of the Employee's death.

          (b) Definition of "Constructive Discharge."  For purposes of this
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Agreement, the term "Constructive Discharge" shall mean that one of the following events occurs:

          (i) Brenda Hall ceases to be the Company's Chief Executive Officer for any reason and is succeeded as Chief Executive Officer by any individual other than the Employee;

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          (ii) The Employee' responsibilities are materially diminished, the
     Employee is assigned duties that are inconsistent with his position under this Agreement, the Employee's title is changed without his consent, or the Employee's reporting relationship is changed without his consent; or

          (iii)  The Employee's Base Compensation is reduced.

          8.  Non-Competition.
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          (a) Competitive Activities.  The Employee shall not engage in
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Competitive Activities during the 12-month period in which he receives the salary continuation set forth in Section 7(a). The Employee shall be deemed to be engaged in "Competitive Activities" if he, directly or indirectly, engages in any business or activity in which the Company or any subsidiary of the Company is engaged ("Competitive Businesses") or is employed by, renders services of any kind to, advises, or receives compensation in any form from, or invests or participates in any manner or capacity in, any entity or person which directly or indirectly engages in a Competitive Business.

          (b) Exception.  Subsection (a) above shall not preclude investments in
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a corporation whose stock is traded on a public market and of which the Employee owns less than one percent.

          (c) Purpose of Restrictions.  It is agreed by the Employee and the
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Company that the restrictions contained in Subsection (a) above are reasonable and necessary to protect the confidentiality of the customer lists and trade secrets, and other confidential information concerning the Company, acquired by the Employee.

          (d) Modification.  If any of the restrictions contained in Subsection
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(a) above is determined to be unenforceable because of the duration of such restrictions or the area covered thereby, then the arbitrator or court making the determination shall have the power to reduce the duration of such restrictions and/or the area covered thereby, and such restrictions, in their reduced form, shall be enforceable.

          9.  Successors.
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          (a) Company's Successors.  The Company shall require any successor
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(whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. The Company's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Employee to the compensation to which he would have been entitled hereunder if the Company had involuntarily terminated his Employment without Cause immediately after such succession becomes effective. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers

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the assumption agreement described in this Subsection (a) or which becomes bound by this Agreement by operation of law.

          (b) Employee's Successors.  This Agreement and all rights of the
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Employee hereunder shall inure to the benefit of, and be enforceable by, the
Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          10. Nondisclosure.
              -------------

          Prior to the commencement of Employee's Employment, Employee shall have entered into an Employee Proprietary Information and Inventions Agreement with the Company.

          11. Miscellaneous Provisions.
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          (a) Notice.  Notices and all other communications contemplated by this
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Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (b) Waiver.  No provision of this Agreement shall be modified, waived
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or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c) Whole Agreement; Modifications.  No agreements, representations or
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understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Employee Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof. A modification of this Agreement shall be valid only if it is made in writing and executed by both parties hereto.

          (d) Withholding Taxes.  All payments made under this Agreement shall
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be subject to reduction to reflect taxes or other charges required to be withheld by law.

          (e) Choice of Law.  The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
California (except their provisions governing the choice of law).

          (f) Severability.  The invalidity or unenforceability of any provision
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or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

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          (g) Arbitration.  Any controversy or claim arising out of or relating
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to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrator and such Association shall be paid equally by the parties.

          (h) Employment at Will.  Nothing in this Agreement shall confer upon
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the Employee any right to continue in Employment for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Employee, which rights are hereby expressly reserved by each, to terminate his or her Employment at any time and for any reason, with or without Cause.

          (i) No Assignment.  The rights of any person to payments or benefits
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under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (i) shall be void.

          (j) Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, all of the parties have executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                       ______________________________________
                                       Paul Bartlett

                                       HALL, KINION AND ASSOCIATES, INC.

                                       By:___________________________________
                                           Chief Executive Officer


                                       ______________________________________
                                       Brenda Hall